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                                   EXHIBIT 11

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                      RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                               THREE MONTHS ENDED
                                                                               ------------------
                                                                           MARCH 31,        MARCH 31,
                                                                             1998             1999
                                                                          -----------      -----------
SHARES OF COMMON STOCK OUTSTANDING
      FOR THE ENTIRE PERIOD-BASIC.......................................   13,847,844       13,810,270

ISSUANCE OF 526,757 SHARES OF COMMON STOCK FOR
      THE MERGER OF ADAM YOUNG INC. IN 1999.............................      316,054                -

RETIREMENT OF 50,450 SHARES OF COMMON STOCK FOR
      THE MERGER OF ADAM YOUNG INC. IN 1999.............................      (30,270)               -

REPURCHASE OF 187,000 SHARES OF COMMON STOCK
      UNDER BUYBACK PROGRAM IN 1999.....................................            -          (68,567)

ISSUANCE OF 3,500 AND 4,363 SHARES OF COMMON
      STOCK UPON EXERCISE OF OPTIONS ...................................        2,100            1,406

ISSUANCE OF 3,334 AND 3,734 SHARES OF COMMON
      STOCK TO THE COMPANY'S DEFINED CONTRIBUTION
      PLAN..............................................................        2,741            3,278
                                                                          -----------      -----------
WEIGHTED AVERAGE SHARES OF COMMON
      STOCK OUTSTANDING-BASIC...........................................   14,138,469       13,746,338
                                                                          ===========      ===========

NET LOSS................................................................  $(7,334,676)     $(7,742,896)
                                                                          ===========      ===========

NET LOSS PER COMMON SHARE-BASIC

       NET LOSS.........................................................  $     (0.52)     $     (0.56)
                                                                          ===========      ===========
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